UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On July 2, 2007, PlanetOut Inc. (the “Company”) announced that it entered into a definitive purchase agreement in connection with a private placement of common stock to a group of new and existing accredited and institutional investors that included Special Situations Funds, Cascade Investment, L.L.C., SF Capital Partners, PAR Investment Partners LP and Allen & Company LLC. Pursuant to the terms of the purchase agreement and subject to customary closing conditions, the transaction is expected to close on or about July 6, 2007 with the Company receiving an aggregate of approximately $26.2 million in gross proceeds from the sale of approximately 22.8 million shares of its common stock. Allen & Company LLC acted as the placement agent for the transaction. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated July 2, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: July 2, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer